Exhibit 99.1

     First Montauk Financial Corp. Signs Definitive Asset Purchase Agreement

July 14, 2008 -- Red Bank, NJ -- First Montauk Financial Corp. (OTCBB: FMFK) announced today that it has agreed to sell certain assets of its broker-dealer operations to First Allied Securities, Inc., an Advanced Equities Financial Corp. company. Under the agreement, First Montauk's independent registered representatives will be given the opportunity to join First Allied, and First Allied will acquire the right to service the customer accounts of those representatives that join First Allied.

First Allied has agreed to pay First Montauk thirty percent of the commission and fee income generated by the First Montauk customer accounts serviced by the registered representatives who become associated with First Allied. The total value of the transaction is dependent on the amount of commission and fee income acquired by First Allied. First Montauk's current annual commission and fee income is estimated at $24 million. First Montauk intends to use a portion of the proceeds of the sale to provide incentives to certain key independent registered representatives who agree to become affiliated with First Allied. In addition, First Allied has advanced $250,000 to First Montauk against the purchase price.

"First Montauk has recognized the need to provide its financial professionals and customers with a more sophisticated investment platform and a wider spectrum of financial products to remain competitive in today's challenging financial market. We believe our agreement today achieves these goals by giving our financial professionals and their customers' access to First Allied's innovative products and strategies, cutting-edge technology and superior service. First Allied is recognized as one of the premier financial services organizations serving independent financial professionals," stated Victor K. Kurylak, President and Chief Executive Officer of First Montauk. Mr. Kurylak added, "We have also acted in the best interests of our shareholders by securing additional capital for the Company and providing value to our shareholders in this difficult business environment."

Dwight Badger, Chief Executive Officer of Advanced Equities Financial Corp. said, "We are excited about the opportunity to work with First Montauk's financial professionals and their customers." Mr. Badger added, "We are confident that our unique and differentiated product and service offerings, business development platform and commitment to best in class service and support will provide significant value to First Montauk's financial professionals and their customers. We look forward to meeting with Montauk's financial professionals and welcoming them into the Advanced Equities family."

The definitive asset purchase agreement is subject to, among other conditions, compliance with state and federal securities laws and regulations, regulatory approvals and the approval by the vote of the shareholders of First Montauk Financial Corp. at a special meeting of shareholders to be scheduled. The transaction is expected to close during the fourth quarter of 2008. As a result of the foregoing uncertainties, there can be no assurances that the transaction will be completed.





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First  Montauk  Financial  Group is a service mark of First  Montauk  Securities
Corp., Member FINRA/SIPC. First Montauk Financial Corp. is the parent company of
First  Montauk   Securities   Corp.,  a  registered   securities   broker-dealer
headquartered in Red Bank, NJ. Additional information is available at its Web site at www.montaukfinancial.com.


First Allied Securities, Inc., Member FINRA/SIPC, is a full-service independent broker-dealer with approximately 1,000 financial advisors in 500 locations across the United States. First Allied is a wholly-owned subsidiary of Advanced Equities Financial Corp., a leading provider of investment management, securities brokerage and venture capital investment banking services through its subsidiaries: Advanced Equities, Inc.; First Allied Advisory Services, Inc.; Advanced Equities Asset Management; and Advanced Equities Wealth Management. Additional information is available at www.advancedequities.com.

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. This press release may contain certain statements of a forward-looking nature relating to future events or future business performance. Any such statements that refer to First Montauk Financial Corp's estimated or anticipated future results or other non-historical facts are forward-looking and reflect First Montauk's current perspective of existing trends and information. These statements involve risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, among others, risks and uncertainties detailed in each Securities and Exchange Commission filing of First Montauk, including each of First Montauk's annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. The forward-looking statements speak only as of the date of this release. Each of First Montauk and its subsidiaries undertake no obligation to update publicly any forward-looking statement, whether as a result of new information, future events or otherwise.


                                    Contacts:

First Montauk Financial Corp.                  Advanced Equities Financial Corp.
Victor K. Kurylak, President & CEO             Joel Marks, Vice Chairman & COO
(800) 876-3672, ext. 4230                      (404) 705-8808
info@montaukfinancial.com                      joel.marks@advancedequities.com

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